                                                             Page 13 of 14 Pages

                                    EXHIBIT B

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that SOROS CAPITAL OFFSHORE PARTNERS LDC (the "Company"), a Cayman Islands limited duration company, does, pursuant to a duly adopted resolution of its managing director, hereby designate, constitute and appoint:

             STEVEN J. GILBERT, GARY S. GLADSTEIN AND SEAN C. WARREN

each or any one of them, acting singly and not jointly, as its agents and attorneys-in-fact for the purpose of executing and delivering, in the name and on behalf of the Company, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of any securities of GTS Duratek, Inc., including but not limited to, all documents relating to filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or
Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f) and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and
(2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

                                                             Page 14 of 14 Pages

The attorneys-in-fact are hereby authorized and empowered to perform all other acts and deeds, which they in their sole discretion deem necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing.

The Common Seal of SOROS                       )
CAPITAL OFFSHORE                               )
PARTNERS LDC was hereunto                      )
affixed by                                     )
                                               )
Messrs. E. A. Hook /                           )
B.H. Jansen                                    )
--------------------                           )
for and on behalf of SOROS                     )   Per: /s/ Messrs. E. A. Hook/
CAPITAL OFFSHORE                               )   B. H. Jansen
PARTNERS LDC, in the presence                  )   ---------------------------
of:                                            )
                                               )
A.L.A. Bosnie
--------------------
Witness